SECURITIES AND EXCHANGE COMISSION

WASHINGTON, DC.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 18, 2002

NASH FINCH COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	0-785	41-0431960
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

7600 France Ave. South, Edina, Minnesota		55435
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 832 0534

(Former name or former address, if changed since last reported.)

ITEM 5.  Other Events and Regulation FD Disclosure

NASH FINCH POSTPONES EARNINGS RELEASE

MINNEAPOLIS (November 18, 2002) — Nash Finch Company (Nasdaq: NAFC), announced today that it has postponed its third quarter, 2002 earnings release and conference call.  The Company further announced that it would not file its Form 10-Q tomorrow November 19, 2002.  The Company will instead file a Form 12b-25 indicating that it will not be filing its Form 10-Q on schedule.

The postponement is a result of an internal review concerning the Company’s practices and procedures relating to certain promotional allowances.  The review is focused upon how the Company assesses Count-Recount charges, which is also the subject of a previously announced informal inquiry being conducted by the Securities and Exchange Commission.

                Nash Finch Company is a Fortune 500 company and one of the leading food retail and distribution companies in the United States with over $4.1 billion in annual revenues.  Nash Finch owns and operates 112 stores in the Upper Midwest, principally supermarkets under the AVANZA™, Buy• n• Save®, Econofoods®, Sun Mart® and Family Thrift Center™  trade names.  In addition to its retail operations, Nash Finch’s food distribution business serves independent retailers and military commissaries in 28 states, the District of Columbia and Europe.  Further information is available on the company’s website at www.nashfinch.com.

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Contact: Brian Numainville, 952-844-1201

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Statements in this press release regarding Nash Finch Company’s business which are not historical facts are “Forward-looking statements” that involve risks and uncertainties.  For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NASH FINCH COMPANY

Date: November 18, 2002	By /s/ Robert B. Dimond
Robert B. Dimond
Executive Vice President and Chief Financial Officer